EXHIBIT 10.35


                          SOFTWARE DISTRIBUTION LICENSE

This agreement is made and entered into May 30, 1997 between Galacticomm, Inc. with its principal place of business at 4101 SW 47th Avenue, Suite 101, Ft. Lauderdale, FL 33314 and Digital Vision, Inc., with its principal place of business at 270 Bridge Street, Dedham, MA 02026.

The following are the terms and conditions for implementing a joint marketing and revenue sharing launch of our respective products:

Terms and Conditions:

1. Digital Vision, Inc., will product and ship a CD with the WebCast Lite application on the CD which will ship with Digital Vision, Inc. video cameras and capture cards. Galacticomm will provide 2500 WebCast Lite disks to initiate the bundle program, until such a time in August when Digital Vision can put WebCast Lite on their CD.

2. Galacticomm will provide the WebCast Lite software master for duplication on Digital Vision's CD and grant a license to Digital Vision, Inc. that will allow customers to log on and use the WebCast Lite software at no charge. For upgrade to the Personal or Pro versions of WebCast the customer will be directed to contact Galacticomm to purchase these versions. Galacticomm will pay a finders fee of $3.00 to Digital Vision, Inc. for each sale of WebCast products that is generated from the Digital Vision, Inc. CD's. Galacticomm will provide a code for the CD for upgrade purchases so that Galacticomm can track sales achieved from the CD's. Upon upselling fully functional versions of WebCast software Galacticomm will pay the $3.00 bounty to Digital Vision, Inc. on a quarterly basis.

3. Digital Vision, Inc. agrees to insert marketing literature for Galacticomm products from time to time, in cameras and capture cards that Digital Vision, Inc. ships. Galacticomm will provide Digital Vision, Inc. with the materials.

4. Both companies will be responsible for a sales training at each company's headquarters location.

5. Technical support will be provided by each respective company for their product offerings.

6. Digital Vision, Inc. agrees to advise Galacticomm of the intent to include on their CD any products that will compete with the Galacticomm products.

7. Galacticomm and Digital Vision, Inc. mutually agree to perform to best efforts and will advise each other of changes in market conditions, pricing, and competitive situations that could affect the success of this joint marketing effort.

8. This agreement may be terminated by either party with 30 day written notice. At time of notice where will be a 90 day wind down period for an orderly termination of the relationship.

9. This agreement is performable in and venue lies in Fort Lauderdale, Florida. Both parties agree to be bound by the laws of the state of Florida.


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10.  All intellectual property, including but not limited to, trademarks, tradenames, copyrights, company designs and logos, and software, and patents shall remain the property of the respective owner. Digital Vision, Inc. shall not modify, reverse engineer or decompile the licensed software. Each party may use the other's trademarks solely for advertising in relation to this agreement. This clause survives termination.

11. The agreement can only be amended in writing executed by both parties. This agreement constitutes the entire agreement between the parties and supersedes any previous written or oral agreements. Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose.

12. The term of this agreement is for one year, commencing on the date hereof, and shall be renewed in writing on the anniversary date.

13. Galacticomm represents and warrants that to the best of its knowledge, (i) it has all necessary right, title and interest in and to the Lite and commercial versions of software it offers for sale to grant the license(s) and other rights granted under this Agreement; and (ii) the Lite and commercial versions of software it offers for sale does not infringe any United States or international patent or copyright of any third party. Galacticomm will save harmless and indemnifies Digital Vision, Inc. and its clients for any claim against infringement by the intellectual property provided by Galacticomm.

Agreed to:

/s/ WILLIAM R. SCHILLHAMMER, III                     /s/ PETER BERG
---------------------------------                   ---------------------------
Digital Vision, Inc., Signature                     Galacticomm, Inc., Signature

WILLIAM R. SCHILLHAMMER, III                        PETER BERG
---------------------------------                   ---------------------------
Name                                                Name

VICE PRESIDENT                                      C.E.O.
---------------------------                         ---------------------------
Title                                               Title

JUNE 9, 1997                                        JUNE 4, 1997
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Date                                                Date